SCHEDULE 14A

(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Filed by a Party other than the Registrant	☐

Check the appropriate box:
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12

AIRSPAN NETWORKS, INC.

(Name of Registrant as Specified in Its Charter)

AIRSPAN NETWORKS, INC.

(Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

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☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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777 Yamato Road
Suite 105
Boca Raton, Florida  33431

____________________

April 21, 2006

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Airspan Networks, Inc. that will be held at our headquarters, 777 Yamato Road, Suite 105, Boca Raton, FL 33431, on May 24, 2006, at 11:00 AM EDT. I look forward to greeting as many of our shareholders as possible.

Details of the business to be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting and Proxy Statement.

Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. Therefore, I urge you to sign, date, and promptly return the enclosed proxy card in the enclosed postage-paid envelope. If you decide to attend the Annual Meeting, you will of course be able to vote in person, even if you have previously submitted your proxy card.

On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of the Company.

Sincerely,

/s/ Eric Stonestrom
Eric Stonestrom
President and Chief Executive Officer

AIRSPAN NETWORKS, INC.
777 Yamato Road
Suite 105
Boca Raton, Florida 33431

____________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 24, 2006

____________________

To the Shareholders of
Airspan Networks, Inc.:

NOTICE IS HEREBY GIVEN that the 2006 Annual Meeting of Shareholders (the “Annual Meeting”) of Airspan Networks, Inc., a Washington corporation (the “Company”), will be held on May 24, 2006, at 11:00 AM EDT, at the Company’s headquarters, 777 Yamato Road, Suite 105, Boca Raton, FL 33431, for the following purposes:

•

To elect seven members to the Company’s Board of Directors to hold office until the next Annual Meeting of Shareholders or until their successors are duly elected and qualified;

•

To consider and vote upon a proposal to approve of and ratify the selection of Grant Thornton, LLP as the Company’s independent auditors for the fiscal year ending December 31, 2006; and

•

To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

All shareholders are cordially invited to attend; however, only shareholders of record at the close of business on Thursday, March 30, 2006 are entitled to vote at the Annual Meeting or any adjournments thereof.

By Order of the Board of Directors,

/s/ Peter Aronstam
Peter Aronstam
Secretary

Boca Raton, Florida
April 21, 2006

THIS IS AN IMPORTANT MEETING AND ALL SHAREHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. SHAREHOLDERS WHO EXECUTE A PROXY CARD MAY NEVERTHELESS ATTEND THE MEETING, REVOKE THEIR PROXY AND VOTE THEIR SHARES IN PERSON.

i

2006 ANNUAL MEETING OF SHAREHOLDERS
OF
AIRSPAN NETWORKS, INC.

PROXY STATEMENT

May 24, 2006, 11:00 AM EDT,
777 Yamato Road, Suite 105, Boca Raton, Florida 33431

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Airspan Networks, Inc., a Washington corporation (the “Company”), of proxies from the holders of the Company’s common stock (the “Common Stock”) and Series A preferred stock (the “Series A Preferred Stock”), for use at the 2006 Annual Meeting of Shareholders of the Company for the fiscal year 2006, to be held at the Company’s headquarters, 777 Yamato Road, Suite 105, Boca Raton, Florida 33431, on May 24, 2006, at 11:00 AM EDT local time, or at any adjournment(s) or postponement(s) thereof (the “Annual Meeting”), pursuant to the foregoing Notice of Annual Meeting of Shareholders.

The approximate date that this Proxy Statement and the enclosed form of proxy are first being sent to shareholders is April 21, 2006. Shareholders should review the information provided herein in conjunction with the Company’s 2005 Annual Report on Form 10-K, which accompanies this Proxy Statement. The complete mailing address, including zip code, of the Company’s principal executive offices is 777 Yamato Road, Suite 105, Boca Raton, Florida 33431 and its telephone number is (561) 893-8670.

PURPOSES OF THE MEETING

At the Annual Meeting, the Company’s shareholders will consider and vote upon the following matters:

1. The election of seven members to the Company’s Board of Directors to serve until the next Annual Meeting of Shareholders of the Company or until their successors are duly elected and qualified;

2. To consider and vote upon a proposal to approve of and ratify the selection of Grant Thornton, LLP (“Grant Thornton”) as the Company’s independent auditors for the fiscal year ended December 31, 2006; and

3. Such other business as may properly come before the Annual Meeting, including any adjournments or postponements thereof.

Unless contrary instructions are indicated on the enclosed proxy card, all shares represented by valid proxies received pursuant to this solicitation (and which have not been revoked in accordance with the procedures set forth below) will be voted: (1) FOR the election of the seven nominees for director named below; and (2) FOR the approval of and ratification of Grant Thornton as the Company’s independent auditors for the fiscal year ending December 31, 2006.

In the event a shareholder specifies a different choice by means of the enclosed proxy card, his shares will be voted in accordance with the specification so made. The Board of Directors does not know of any other matters that may be brought before the Annual Meeting nor does it foresee or have reason to believe that proxy holders will have to vote for substitute or alternate director nominees. In the event that any other matter should come before the Annual Meeting or any director nominee is not available for election, the persons named in the enclosed proxy card will have discretionary authority to vote all proxies not marked to the contrary with respect to such matters, in accordance with their best judgment.

GENERAL INFORMATION ABOUT VOTING

Who can vote?

You can vote your shares of Common Stock and/or Series A Preferred Stock if the Company’s records show that you owned the shares on March 30, 2006. A total of 39,863,331 shares of Common Stock and 73,000 shares of Series A Preferred Stock can vote at the Annual Meeting. Pursuant to the Company’s Articles of Incorporation, you are entitled to one vote for each share of Common Stock and eighty-six votes for each share of Series A Preferred Stock. The enclosed proxy card shows the number of shares you are entitled to vote.

The holders of the Common Stock and the Series A Preferred Stock will vote together with respect to the election of directors (Proposal No. 1) and the ratification of the auditors (Proposal No. 2), as though they were a single class.

How do I vote by proxy?

Follow the instructions on the enclosed proxy card to vote on each proposal to be considered at the Annual Meeting. Sign and date the proxy card and mail it back to the Company in the enclosed envelope. The proxyholders named on the proxy card will vote your shares as you instruct. If you sign and return the proxy card but do not vote on a proposal, the proxyholders will vote for you on that proposal. Unless you instruct otherwise, the proxyholders will vote for each of the seven director nominees and in favor of all of the ratification of the auditors.

Can I vote in person at the Annual Meeting rather than by completing the proxy card?

Although the Company encourages you to complete and return the proxy card to ensure that your vote is counted, you can attend the Annual Meeting and vote your shares in person.

Can I change or revoke my vote after I return my proxy card?

Yes. At any time before the vote on a proposal, you can change or revoke your vote by:

•

giving the Company’s secretary a written notice revoking your proxy card at or before the Annual Meeting;

•

signing, dating, and returning to the Company a new proxy card at or before the Annual Meeting; or

•

attending the Annual Meeting and voting in person.

Attendance at the Annual Meeting will not, by itself, revoke a proxy. Any written notice of revocation or subsequent proxy may be send to Airspan Networks, Inc., Attn:  Peter Aronstam, Secretary, 777 Yamato Road, Suite 105, Boca Raton, Florida 33431, or hand delivered to the Secretary of the Company at or before voting at the Annual Meeting.

When was this proxy statement sent to shareholders?

This proxy statement was first mailed on April 21, 2006 to the Company’s shareholders of record as of March 30, 2006, the record date for voting at the Annual Meeting.

What if other matters come up at the Annual Meeting?

The matters described in this Proxy Statement are the only matters the Company knows will be voted on at the Annual Meeting. If other matters are properly presented at the meeting, the proxyholders will vote your shares as they see fit.

What do I do if my shares are held in “street name”?

If your shares are held in the name of your broker, a bank, or other nominee, that party should give you instructions for voting your shares.

How are votes counted?

The Company will hold the Annual Meeting if holders of a majority of the votes entitled to be cast either sign and return their proxy cards or attend the meeting. If you sign and return your proxy card, your shares will be counted to determine whether the Company has a quorum even if you abstain or fail to vote on any of the proposals listed on the proxy card.

If your shares are held in the name of a nominee, and you do not tell the nominee by May 24, 2006 how to vote your shares (so-called “broker nonvotes”), the nominee can vote them as it sees fit only on matters that are determined to be routine, and not on any other proposal. Broker nonvotes will be counted as present to determine if a quorum exists but will not be counted as present and entitled to vote on any nonroutine proposal.

Who pays for this proxy solicitation?

The Company does. In addition to sending you these materials, the Company may engage a proxy solicitation firm to contact you directly by telephone, mail or in person. The Company will bear such costs, if any, which are not expected to exceed $5,000.

OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS

The Board of Directors has set the close of business on March 30, 2006, as the record date (the “Record Date”) for determining shareholders of the Company entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 39,863,331 shares of Common Stock and 73,000 shares of Series A Preferred Stock issued and outstanding, all of which are entitled to be voted at the Annual Meeting.

Pursuant to the Company’s Articles of Incorporation, each share of Common Stock is entitled to one vote on each matter submitted to shareholders for approval at the Annual Meeting and each share of Series A Preferred Stock is entitled to eighty-six votes on each matter submitted to shareholders for approval at the Annual Meeting.

Shareholders do not have the right to cumulate their votes for directors.

The Company’s Bylaws provide that the presence, in person or by proxy, of the holders of record of a majority of the votes entitled to be cast at the Annual Meeting is necessary to constitute a quorum.

Pursuant to the Company’s Articles of Incorporation and Washington General Company Law, the seven persons receiving the highest number of votes cast in his or her favor by the shares of Common Stock and Series A Preferred Stock represented in person or by proxy at the Annual Meeting, taken together, will be elected as directors (Proposal No. 1). Pursuant to the Company’s Amended and Restated Bylaws, the ratification of auditors (Proposal No. 2) will be approved if the number of votes cast by the shares of Common Stock and Series A Preferred Stock, taken together, in favor of the proposal exceed the number of votes cast by the shares of Common Stock and Series A Preferred Stock, taken together, against the proposal.

Abstentions are counted as present for purposes of determining the presence of a quorum. Abstentions are not counted as votes cast “for” or “against” the election of any director (Proposal No. 1) or the ratification of the auditors (Proposal No. 2).

If less than a majority of the outstanding shares of Common Stock and Series A Preferred Stock entitled to vote, taken together, are represented at the Annual Meeting, a majority of the shares so represented may adjourn the Annual Meeting to another date, time or place, and notice need not be given for the new date, time or place, if the new date, time or place is announced at the Annual Meeting before an adjournment is taken.

Prior to the Annual Meeting, the Company will select one or more inspectors of election for the meeting. Such inspectors shall determine the number of shares of Common Stock and Series A Preferred Stock represented at the Annual Meeting, the existence of a quorum and the validity and effect of proxies and shall receive, count and tabulate ballots and votes and determine the results thereof.

A list of shareholders entitled to vote at the Annual Meeting will be available at the Company’s offices, 777 Yamato Road, Suite 105, Boca Raton, FL 33431, for a period of ten days prior to the Annual Meeting and at the Annual Meeting itself, for examination by any shareholder.

ELECTION OF DIRECTORS

(Proposal No. 1)

The Company’s Board of Directors currently consists of eight members. Mr. H. Berry Cash, who has served as a member of the Company’s Board of Directors since January 1998, will not stand for re-election to the Board and, accordingly, immediately following the commencement of the Annual Meeting, the Company’s Board of Directors will be reduced to seven members.

Seven directors are to be elected at the Annual Meeting to hold office until the next Annual Meeting of Shareholders and until their successors are elected and qualified. It is intended that the accompanying proxy will be voted in favor of the following persons to serve as directors unless the shareholder indicates to the contrary on the proxy. Under Washington law and the Company’s Articles of Incorporation, the seven persons receiving the highest number of votes cast in his or her favor in person or by proxy at the Annual Meeting will be elected as directors of the Company. Management expects that each of the nominees will be available for election, but if any of them is not a candidate at the time the election occurs, it is intended that such proxy will be voted for the election of another nominee to be designated by the Board of Directors to fill any such vacancy. Each of the seven director nominees listed below has been approved by the Governance and Nominating Committee.

All directors hold office until the next Annual Meeting of the Shareholders or until their successors have been elected and qualified. The Company’s officers are appointed annually and serve at the discretion of the Board of Directors.

The Board of Directors recommends a vote FOR the seven director nominees listed below:

Name	Age	Position

Matthew J. Desch	48	Chairman of the Board of Directors
Eric D. Stonestrom	44	Chief Executive Officer, President, and Director
Randall E. Curran	51	Director
Michael T. Flynn	57	Director
Guillermo Heredia	64	Director
Thomas S. Huseby	58	Director
David A. Twyver	59	Director

Information about Director Nominees

Matthew J. Desch became Chairman of the Board of Directors of Airspan on July 1, 2000. Mr. Desch was the CEO of Telcordia Technologies, a private communications software and services supplier from July 2002 until October 2005. Mr. Desch was also a member of the Board of Directors of Flarion, Inc., a mobile broadband equipment supplier until it was acquired by Qualcomm Incorporated in January 2006. From 1987 through May 2000, Mr. Desch served in a variety of management positions with Nortel Networks, a global supplier of networking solutions and services. From 1996 through 2000 he served as Executive Vice President and President of Nortel’s Wireless Networks division, responsible for Nortel’s global wireless infrastructure business. Mr. Desch has a B.S. from Ohio State University and an M.B.A. from the University of Chicago.

Eric D. Stonestrom joined Airspan at its inception in January 1998 as Executive Vice President and Chief Operating Officer. In May 1998, he was named President and Chief Executive Officer as well as a member of the Board of Directors. From 1995 to January 1998, Mr. Stonestrom was employed by DSC Communications Corporation as a Vice President of operating divisions, including the Airspan product line. From 1984 until 1995, Mr. Stonestrom worked at Bell Laboratories and AT&T in a variety of positions. He received B.S., M.S. and M. Eng. degrees in 1982, 1983 and 1984, respectively, from the College of Engineering at the University of California at Berkeley.

Randall E. Curran joined the Board of Directors of Airspan in October 2004. In February 2005, Mr. Curran was appointed Chief Executive Officer of ITC DeltaCom, Inc., a provider of full-service, integrated telecommunications and technology solutions to customers in the southeastern United States. From August 2004 to February 2005, Mr. Curran was a Senior Managing Director in the Interim Management Practice of FTI Consulting, Inc., a publicly-traded company which provides corporate finance/restructuring, forensic and litigation consulting, and economic consulting. At FTI Consulting, Inc., Mr. Curran specialized in the telecommunications sector. From September 2000 until November 2003, Mr. Curran held the position of Chairman and Chief Executive Officer of ICG Communications, Inc., a publicly-traded facilities-based communications provider of Internet and voice communication services. In November 2000, ICG Communications Systems, Inc. filed for voluntary bankruptcy protection under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court in the District of Delaware. During the course of the bankruptcy proceedings, ICG operated its business and managed its properties and assets as a debtor-in-possession. ICG emerged from bankruptcy in October 2002. From 1987 through June 2000, he held several positions, including the position of Chairman, President, Chief Executive Officer, Chief Operating officer, and Chief Financial Officer, of Thermadyne Holdings Corporation, a leading welding equipment manufacturer that was traded on NASDAQ until its sale in 1998. Mr. Curran served as Vice President of Finance from 1983 until 1986 at Clarke Industries, a division of Cooper Industries, a manufacturer of floor maintenance equipment. From 1981 to 1983 he served as Director of Finance at McGraw-Edison Co., a manufacturer of electrical products. Mr. Curran was a Senior Auditor of Arthur Andersen & Co. in the Manufacturing Audit Division from 1976 until 1981. Mr. Curran earned his B.A. degree in Economics from DePauw University in 1976 and an M.B.A. from Loyola University of Chicago in 1982.

Michael T. Flynn has served as a director of Airspan since July 2001. From June 1994 until March 31, 2004, Mr. Flynn served as an officer of ALLTEL Corporation, an integrated telecommunications provider of wireless, local telephone, long-distance, competitive local exchange, Internet and high-speed data services. From May 2003 until April 2004, he held the position of Assistant to the Chief Executive Officer. From April 1997 to May 2003, Mr. Flynn served as Group President of Communications at ALLTEL. From June 1994 to April 1997, Mr. Flynn was President of the Telephone Group of ALLTEL. Since January 2004, Mr. Flynn has served on the Board of Directors, the Audit Committee and the Compensation Committee of WebEx Communications, a publicly-traded company providing real time web collaboration and conferencing services. He also serves as a member of the Board of Directors of several private companies including: Calix, a leading provider of next generation, integrated voice, data and video, loop and transport access technology; GENBAND a provider of access and trunking media gateway solutions for VoIP and signaling applications and BayPackets, a provider of next generation telecommunications–application services. Mr. Flynn earned his B.S. degree in Industrial Engineering from Texas A&M University in 1970. He attended the Dartmouth Institute in 1986 and the Harvard Advanced Management Program in 1988.

Guillermo Heredia joined the Board of Directors of Airspan in January 2001. Since September 2005, Mr Heredia has served as President and CEO of AeroLineas MesoAmericanas, a new low cost airline carrier operating within Mexico. From 1999 to 2005, Mr. Heredia served as the managing partner of Consultores en Inversiones Aeronauticas, a provider of consulting services to airline operators and investors. Mr. Heredia has served in the senior management of three major Mexican corporations: as President and Chief Operating Officer of Aeromexico from 1989 to 1992, as President and Chief Operating Officer of Grupo Iusacell, Mexico’s number two wireless carrier from 1992 to 1994, and as President and Chief Executive Officer of Previnter, a joint venture of AIG, Bank Boston and Bank of Nova Scotia from 1995 to 1999. Mr. Heredia currently serves as a member of the Board of Directors for W L Comunicaciones, a private telecommunications company involved in developing a wide band fiber optic network in Mexico City and throughout Mexico and for Jalisco Tequilana Internacional, a private distiller and distributor of Tequila. Mr. Heredia holds a degree in Mechanical Engineering from the Universidad de las Americas and in Business Administration from Universidad Iberoamericana.

Thomas S. Huseby has served as a Director of Airspan since January 1998, serving as  Chairman of the Board from January 1998 until July 2000. Since August 1997, Mr. Huseby has served as the Managing Partner of SeaPoint Ventures, a venture capital fund focused on communications infrastructure . Mr. Huseby has also served as an advisor to Oak Investment Partners. since August 1997  Prior to his employment with SeaPoint Ventures, from 1994 to 1997, Mr. Huseby was the Chairman and Chief Executive Officer of Metawave Communications, a previously public corporation which manufactured cellular infrastructure equipment. Previously he was President and Chief Executive Officer of Innova Corporation, a previously public manufacturer of millimeter wave radios. Mr. Huseby is currently Chairman of the Board of Hubspan, a private integration solutions provider, Qpass, Inc., a private corporation which offers software that facilitates the sale of digital content for wireless carriers, MobileLime, a private company that allows consumers to make purchases through any mobile phone at participating merchants, Telecom Transport Management, Inc., a privately held company providing comprehensive backhaul transport solutions for wireless carriers in the United States, and SnapIn Software, Inc., a privately held company that develops handset-based wireless customer care and diagnostic products for mobile network operators. He is also a board member of the following privately held corporations: Kineto Wireless, Mojix, Trumba and Wireless Services

Corporation. Mr. Huseby has a Bachelor’s degree in Economics and a BSIE from Columbia University and an MBA from Stanford University.

David A. Twyver joined the Board of Directors of Airspan in May 1999. Mr. Twyver served as Chairman of the Board of Directors of Ensemble Communications Inc., a supplier of LMDS wireless equipment from January 2002 until December 2003 and as a director until April 2004. He served as the President and Chief Executive Officer of Ensemble from January 2000 until September, 2002. Mr. Twyver served as a director of Metawave Communications, Inc, a manufacturer of cellular infrastructure equipment, from March 1998 until February 2003 and as a member of Metawave Communications, Inc.’s Audit Committee from June 2000 until February 2003. From 1996 to 1997, Mr. Twyver served as Chief Executive Officer of Teledesic Corporation, a satellite telecommunications company. From 1974 to 1996, Mr. Twyver served in several management positions at Nortel Networks Limited, a leading global supplier of data and telephone network solutions and services, most recently as president of Nortel Wireless Networks from 1993 to 1996. He received his B.S. in Mathematics and Physics from the University of Saskatchewan.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE COMPANY’S SHAREHOLDERS VOTE “FOR” EACH OF THE SEVEN DIRECTOR NOMINEES LISTED ABOVE.

APPROVAL AND RATIFICATION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

(Proposal No. 2)

The Audit Committee is responsible for the appointment, compensation, retention and oversight of the work of the Company’s independent registered public accounting firm.

On August 23, 2005, Ernst & Young LLP (“Ernst & Young”) notified the Company that Ernst & Young would resign as the Company’s independent registered public accounting firm upon completion of its interim review of the Company’s financial statements to be included in the Company’s Quarterly Report on Form 10-Q for the three months ended October 2, 2005. Ernst & Young did not seek the Company’s consent to its resignation. Therefore, Ernst & Young’s decision to resign was not recommended or approved by the Company’s Board of Directors or Audit Committee.

On September 30, 2005, the Audit Committee engaged Grant Thornton as the Company’s principal independent registered public accounting firm to perform the integrated audit of the Company’s financial statements and internal control over financial reporting for the fiscal year ending December 31, 2005 and the interim review of the Company’s financial statements for the first three fiscal quarters of 2006. The Audit Committee has also selected Grant Thornton as the independent registered public accounting firm for the Company for 2006. The Audit Committee considered whether Grant Thornton’s provision of services other than audit services is compatible with maintaining independence as the Company’s independent registered public accounting firm.

Although ratification by shareholders is not a prerequisite to the ability of the Audit Committee to select Grant Thornton as the Company’s independent registered public accounting firm, the Company believes such ratification to be desirable. Accordingly, shareholders are being requested to ratify, confirm and approve the selection of Grant Thornton as the Company’s independent registered public accounting firm to conduct the annual audit of the consolidated financial statements of the Company and its subsidiaries for the year ended December 31, 2006. If the shareholders do not ratify the selection of Grant Thornton, the selection of the independent registered public accounting firm will be reconsidered by the Audit Committee; however, the Audit Committee may select Grant Thornton notwithstanding the failure of the shareholders to ratify its selection. The Audit Committee believes ratification is advisable and in the best interests of the shareholders. If the appointment of Grant Thornton is ratified, the Audit Committee will continue to conduct an ongoing review of Grant Thornton’s scope of engagement, pricing and work quality, among other factors, and will retain the right to replace Grant Thornton at any time.

The Audit Committee selected Grant Thornton as the best firm to deliver independent audits in light of factors such as the auditor’s depth of experience, breadth of reserves, commitment to provide exceptional service, ability to handle transactional issues and location of key personnel.

Independent Registered Public Accounting Firms Fees

Aggregate fees billed to the Company for the fiscal years ended December 31, 2005 and December 31, 2004 by the Company’s independent registered public accounting firms, Grant Thornton and Ernst & Young, LLP (each an “Accounting Firm” and together, the “Accounting Firms”), are as follows:

	2005(1)	2005(1)	2004(2)
Type of Fees	Grant Thornton	E&Y	E&Y

Audit Fees(3)	$994,712	$153,592	$609,573
Audit-Related Fees(4)	—	—	—
Tax Fees(5)	81,400	$94,779	182,536
All Other Fees(6)	—	$65,948	4,242
Total	$1,076,112	$314,319	$796,351

——————

(1)

The 2005 fees billed to the Company by the Accounting Firms were, in aggregate, $1,390,431 including “Audit Fees” of $1,148,304, “Audit-Related Fees” of $—, “Tax Fees” of $176,179 and “All Other Fees” of $65,948.

(2)

The 2004 fees represent the aggregate fees billed to the Company solely by Ernst & Young LLP.

(3)

Represents the aggregate fees billed to the Company by each respective Accounting Firm during the applicable fiscal year for professional services rendered for the audit of the Company’s annual consolidated financial statements, the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q and the audits of the Company’s internal controls and/or services normally provided by such Accounting Firm in connection with statutory or regulatory filings or engagements by the Company during such fiscal year.

(4)

Represents the aggregate fees billed to the Company by each respective Accounting Firm for assurance and related services that are reasonably related to the performance of the audit and review of the Company’s financial statements that are not already reported in Audit Fees.

(5)

Represents the aggregate fees billed to the Company by each respective Accounting Firm for professional services relating to tax compliance, tax advice and tax planning. All of Grant Thornton’s 2005 tax fees of $81,400 related to year end tax compliance advice. Ernst & Young’s 2005 tax fees of $94,779 also related to tax compliance. Of the $182,536 in tax fees billed by Ernst & Young during the 2004 fiscal year, $161,962 related to tax planning and advice provided by Ernst & Young with respect to acquisitions by the Company and the remaining $20,574 related to fees in connection with Ernst & Young’s provision of year end corporate tax compliance advice.

(6)

Of the other fees of $65,948 billed by Ernst & Young in 2005, $34,011 related to work performed on the ArelNet acquisition, $26,247 related to the handing over of the 2005 audit to Grant Thornton, $3,114 related to a general US GAAP update course and $2,576 was for the annual subscription to Ernst & Young’s online accounting reference site. Of the other fees of $4,242 billed by Ernst & Young in 2004, $2,242 related to a general US GAAP update course and $2,000 for assistance in Israel with a routine government audit.

The reports of Ernst & Young on the Company’s consolidated financial statements as of and for each of the fiscal years ended December 31, 2003 and 2004 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. The report of Ernst & Young on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2004 expressed an unqualified opinion on management’s assessment and an adverse opinion on the effectiveness of internal control over financial reporting.

During the fiscal years ended December 31, 2003 and 2004, and through November 11, 2005, there were no disagreements (as described under Item 304(a)(1)(iv) of Regulation S-K) between the Company and Ernst & Young on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to Ernst & Young’s satisfaction, would have caused Ernst & Young to make reference to the subject matter thereof in its report.

Except for the material weaknesses in internal control over financial reporting described in this paragraph, during the fiscal year ended December 31, 2004, and in the subsequent interim periods ended April 3, 2005, July 3, 2005 and October 2, 2005, the Company did not have any reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K. The Company reported a material weakness in the Company’s internal control over financial reporting in the Company’s Annual Report on Form 10-K, as amended by Amendment No. 1 on Form 10-K/A, for the fiscal year ended December 31, 2004 (the “Annual Report”). The Annual Report stated the Company had a material weakness in its internal control pertaining to the review and evaluation of the accounting treatment required for complex and non-standard Stockholders’ equity transactions. In addition, in the Company’s Quarterly Report on Form 10-Q for the quarter ended July 3, 2005, the Company reported a material weakness in its internal control relating to revenue recognition accounting and disclosure of sales contracts with extended payment terms.

The Company has provided Ernst & Young with a copy of the foregoing disclosure regarding its resignation as the Company’s accountant and afforded Ernst & Young the opportunity to present its views in this Proxy Statement as to whether it believes such disclosure is incorrect or incomplete. Ernst & Young has indicated to the Company that it did not have any comments to the foregoing disclosure.

Independent Registered Public Accounting Firm’s Independence and Attendance at the Annual Meeting

The Audit Committee has considered whether the provision of the above noted services by Grant Thornton is compatible with maintaining the independent registered public accounting firm’s independence and has determined that the provision of such services by Grant Thornton has not adversely affected Grant Thornton’s independence.

The Company anticipates that representatives of Grant Thornton will be present at the Annual Meeting and will be afforded an opportunity to make a statement, if they desire to do so. It is also expected that they will be available to respond to appropriate questions.

Audit Committee Pre-Approval Policy

The Board and the Audit Committee have established a pre-approval policy for all audit and non-audit services. For audit services, the independent auditor must provide the Audit Committee with an engagement letter during the first fiscal quarter of each year outlining the scope of the audit services proposed to be performed during the fiscal year. After acceptance of the engagement letter, the independent auditor will submit to the Audit Committee for approval an audit services fee proposal after acceptance of the engagement letter.

With respect to non-audit services, the Company’s management will submit to the Audit Committee for approval (during the first fiscal quarter of each fiscal year) the list of non-audit services that it recommends the Audit Committee engage the independent auditor to provide for the fiscal year. Company management and the independent auditor will each confirm to the Audit Committee that each non-audit service on the list is permissible under all applicable legal requirements. In addition to the list of planned non-audit services, a budget estimating non-audit service spending for the fiscal year will be provided. The Audit Committee will approve both the list of permissible non-audit services and the budget for such services. The Audit Committee will be informed routinely as to the non-audit services actually provided by the independent auditor pursuant to the Company’s pre-approval process.

To ensure the prompt handling of unexpected matters, the Audit Committee has delegated the authority to amend or modify the list of approved permissible non-audit services and fees to the Chairman of the Audit Committee, who will report action taken to the Audit Committee at the next Audit Committee meeting. The independent auditor must ensure that all audit and non-audit services provided to the Company have been approved by the Audit Committee. The Chief Financial Officer will be responsible for tracking all independent auditor fees against the budget for such services and report at least annually to the Audit Committee.

Approximately 100% of the audit-related services, tax services and other services provided by Grant Thornton and Ernst & Young during the fiscal year ended December 31, 2005 were approved by the Audit Committee.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE COMPANY’S SHAREHOLDERS VOTE “FOR” THE APPROVAL AND RATIFICATION OF GRANT THORNTON, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS.

INFORMATION REGARDING THE BOARD OF DIRECTORS
AND CORPORATE GOVERNANCE

Director Independence

The Governance and Nominating Committee has affirmatively determined that Messrs. Cash, Curran, Desch, Huseby, Twyver, Heredia and Flynn, a majority of the members of the Board of Directors, meet the definition of “independent director” under Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards.

There are no family relationships among the Company’s officers and directors, nor are there any arrangements or understandings between any of the directors or officers of the Company or any other person pursuant to which any officer or director was or is to be selected as an officer or director.

Board Meetings

During the fiscal year ended December 31, 2005, the Company’s Board of Directors held five meetings and took four actions by unanimous written consent and Committees of the Board of Directors held a total of sixteen meetings and took three actions by unanimous written consent. All directors attended 75% or more of the aggregate of all meetings of the Board of Directors and the Board Committees on which he or she served during 2005.

Board Committees

The Board has four committees: the Audit Committee, the Compensation Committee, the Governance and Nominating Committee and the Special Litigation Committee.

The Board of Directors has adopted a written charter for each of the Audit Committee, the Compensation Committee and the Governance and Nominating Committee. The full text of these Committee charters are available on the Company’s website located at www.airspan.com.

The following table describes the current members of each of the Board Committees:

	Audit	Compensation	Governance and Nominating	Special Litigation

H. Berry Cash*		X(1)	X(1)
Randall E. Curran*	Chair		X
Matthew J. Desch*		X	X
Michael T. Flynn*	X		X	X
Guillermo Heredia*			X	Chair
Thomas S. Huseby*		Chair	X
Eric D. Stonestrom
David A. Twyver*	X		X

——————

*

Independent Directors

(1)

Mr. Cash will not stand for re-election to the Board of Directors and, accordingly, immediately following the Annual Meeting, he will no longer serve as a member of the Compensation Committee or the Governance and Nominating Committee.

The Audit Committee

The Audit Committee oversees the quality and integrity of the accounting, auditing and reporting practices of the Company. The Audit Committee’s authority includes overseeing the preparation of the Company’s financial statements, discussing with management the Company’s processes to manage business and financial risk, and overseeing compliance with applicable legal, ethical, and regulatory requirements. The Audit Committee is responsible for the selection, replacement, compensation and oversight of the independent auditor engaged to prepare audit reports on the Company’s financial statements. The specific responsibilities in carrying out the Audit Committee’s oversight role are delineated in the Audit Committee Charter.

The Board of Directors has determined that each member of the Audit Committee is independent pursuant to Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards. The Board of Directors has determined that Randall E. Curran qualifies as an “Audit Committee Financial Expert” as that term is defined in rules of the Securities and Exchange Commission implementing requirements of the Sarbanes-Oxley Act of 2002.

During the fiscal year ended December 31, 2005, the Company’s Audit Committee held fifteen meetings and took one action by unanimous written consent.

The Compensation Committee

The Compensation Committee’s functions include (i) the review and approval of the compensation and benefits for the Company’s executive officers, including the Chief Executive Officer, (ii) the administration of the Company’s stock purchase and stock option plans, and (iii) the recommendation to the Board of Directors regarding such matters.

The Board of Directors has determined that each member of the Compensation Committee is independent pursuant to Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards.

During the fiscal year ended December 31, 2005, the Company’s Compensation Committee held one meeting and took one action by unanimous written consent.

The Governance and Nominating Committee

The principal function of the Governance and Nominating Committee is to seek, review and recommend qualified candidates to the Board of Directors for nomination for election to the Board and to lead the Company’s Board of Directors in its periodic review of the performance of the Board and its committees and oversee the Company’s corporate governance guidelines and policies.

The Board of Directors has determined that each member of the Governance and Nominating Committee is independent pursuant to Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards.

During the fiscal year ended December 31, 2005, the Company’s Governance and Nominating Committee took one action by unanimous written consent.

The Governance and Nominating Committee’s Charter provides that the Governance Committee will consider director candidates recommended by shareholders and will evaluate such candidates using the same guidelines and procedures used in evaluating director candidates nominated by other persons. Shareholders should submit any such recommendations for the Governance and Nominating Committee through the method described under the section entitled “Communications with the Board of Directors” below. In addition, in accordance with the Company’s Bylaws, any shareholder of record entitled to vote for the election of directors at the Annual Meeting may nominate persons for election to the Board of Directors if such shareholder complies with the notice procedures set forth in the Bylaws and summarized in the section entitled “Shareholders’ Proposals” below.

In evaluating director nominees, the Governance and Nominating Committee considers the following factors:

•

the appropriate size and the diversity of the Company’s Board of Directors;

•

the needs of the Company with respect to the particular talents and experience of its directors;

•

the knowledge, skills and experience of nominees, including experience in technology, business, finance, administration or public service, in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board;

•

familiarity with national and international business matters;

•

experience in political affairs;

•

experience with accounting rules and practices;

•

appreciation of the relationship of the Company’s business to the changing needs of society; and

•

the desire to balance the considerable benefit of continuity with the periodic injection of the fresh perspective provided by new members.

The Governance and Nominating Committee’s goal is to assemble a Board of Directors that brings to the Company a variety of perspectives and skills derived from business and professional experience. In doing so the Governance and Nominating Committee also considers candidates with appropriate non-business backgrounds.

Other than the foregoing there are no stated minimum criteria for director nominees, although the Governance and Nominating Committee may also consider such other factors as it may deem are in the best interests of the Company and its shareholders. In its deliberations, the Governance and Nominating Committee is aware that the Company must disclose whether one member of the Board meets the criteria for an “audit committee financial expert” as defined by SEC rules, and that a majority of the members of the Board must meet the definition of “independent director” under Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards. The Governance and Nominating Committee also believes it appropriate for certain key members of the Company’s management to participate as members of the Board.

The Governance and Nominating Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board with skills and experience that are relevant to the Company’s business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. If any member of the Board does not wish to continue in service or if the Governance and Nominating Committee or the Board decides not to re-nominate a member for re-election, the Governance and Nominating Committee identifies the desired skills and experience of a new nominee in light of the criteria above. Current members of the Governance and Nominating Committee and Board of Directors are polled for suggestions as to individuals meeting the criteria of the Governance and Nominating Committee. Research may also be performed to identify qualified individuals. In January 2006, the Governance and Nominating Committee engaged Spencer Stuart to evaluate potential director candidates previously identified by the Governance and Nominating Committee and to seek additional candidates with the qualifications identified above.

The Special Litigation Committee

In November 2001, the Company created the Special Litigation Committee relating to the ongoing class action litigation involving the Company and Credit Suisse First Boston Company, among others (the “CSFB Litigation”). This Special Litigation Committee was created to work with management and the Company’s counsel in defense of the Company and supervise decisions to be made by the Company with regard to the CSFB Litigation until such litigation has been resolved. The Special Litigation Committee received and reviewed quarterly special litigation updates during the 2005 fiscal year, which it reported to the Board at each of the quarterly Board meetings.

Executive Sessions

Non-employee directors meet regularly in executive sessions without management. Executive sessions of the non-employee directors are typically held in conjunction with each regularly scheduled Board meeting.

Communications with the Board of Directors

The Board has asked the Company’s management to establish a process for shareholders to send communications to the Board. Pursuant to the Board’s instructions, management has established a process whereby shareholders can send communications to the Board and, if applicable, to the Governance and Nominating Committee, Audit Committee or to specified individual directors in writing c/o David Wells, Hunton & Williams LLP, 1111 Brickell Avenue, Suite 2500, Miami, FL 33131. Mr. Wells is external counsel to the Company’s Board of Directors. The Company does not screen mail and all such letters will be forwarded to the Board of Directors, the Governance and Nominating Committee, the Audit Committee or any such specified individual directors.

Director Attendance at Annual Meetings

While members of the Company’s Board of Directors are not required to be present at the Company’s annual meetings, all members of the Company’s Board of Directors are welcome and encouraged to attend. One director was able to attend the 2005 annual meeting.

Legal Proceedings

There are no pending, material legal proceedings to which any director, officer or affiliate of the Company, any owner of record or beneficially of more than five percent of any class of voting securities of the Company, or any associate of any such director, officer, affiliate of the Company, or security holder is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company.

DIRECTOR COMPENSATION

Each of the Company’s non-employee directors receives an annual retainer of $15,000, payable in quarterly installments, to attend in person the four regular meetings of the Board during the year. To the extent that any of the non-employee directors miss more than one of these regular meetings, such director will forfeit $3,750 per meeting missed. For special meetings of the Board of Directors, each non-employee director receives $1,000 for attending any such meeting telephonically.

In the year ended December 31, 2005, the Company granted options to purchase 15,000 shares of the Company’s Common Stock to each of Messrs. Cash, Curran, Flynn, Heredia, Huseby and Twyver and options to purchase 30,000 shares of the Company’s Common Stock to Mr. Desch.

The Chairman of the Audit Committee receives an annual retainer of $12,500, payable in quarterly installments and the other members of the Audit Committee receive an annual retainer of $10,000, payable in quarterly installments to attend telephonically the five regular meetings of the Audit Committee during the year. To the extent that any of the Audit Committee members miss one of these regular meetings, such director will forfeit $2,500 per meeting missed. For special meetings of the Audit Committee, each Audit Committee member receives $500 for attending any such meeting telephonically.

The Chairman of the Compensation Committee receives an annual retainer of $2,500, payable in quarterly installments. Members of the Compensation Committee receive $500 for attending any Compensation Committee meeting telephonically.

Members of the Special Litigation Committee receive $500 for attending any Special Litigation Committee meeting telephonically.

We have also entered into an employment agreement with Eric Stonestrom as described in the section of this Proxy Statement entitled “Employment Agreements.”

Otherwise, except (i) as described above and (ii) for reimbursement for reasonable travel expenses relating to attendance at Board meetings, directors are not compensated for their services as directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of April 1, 2006, the number of shares of Common Stock of the Company which were owned beneficially by (i) each person who is known by the Company to own beneficially more than 5% of its Common Stock, (ii) each director and nominee for director, (iii) certain executive officers of the Company, and (iv) all directors and officers as a group. Unless otherwise indicated, each of the shareholders has sole voting and investment power with respect to the shares of Common Stock beneficially owned, subject to the community property laws, where these rules apply.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percentage of Shares Owned(1)(2)

Oak Investment Partners XI, Limited Partnership(3)	7,336,624	(4)	18.4%
Sevin Rosen Funds(5)	2,980,413	(6)	7.5%
Integral Capital Management(7)	2,100,000	(8)	5.3%
Meritech Capital Partners L.P.(9)	1,863,061		4.7%
Eric D. Stonestrom(10)	1,009,383	(11)	2.5%
Peter Aronstam(10)	445,788	(12)	1.1%
Jonathan Paget(13)	154,535	(14)	*
Henrik Smith-Petersen(13)	398,582	(15)	1.0%
David Brant(13)	203,750	(16)	*
H. Berry Cash(17)	85,054	(18)	*
Matthew Desch(19)	374,971	(20)	*
Michael T. Flynn(21)	90,000	(22)	*
Guillermo Heredia(23)	43,125	(24)	*
Thomas Huseby(25)	225,000	(26)	*
David A. Twyver(27)	125,000	(28)	*
Randall E. Curran(29)	22,083	(30)	*
All directors and executive officers as a group (12 persons)	3,165,914		7.9%

——————

*

Indicates less than 1% of outstanding shares owned.

(1)

A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from April 1, 2006 upon exercise of options, warrants and convertible securities. Each beneficial owner’s percentage ownership is determined by assuming that options, warrants and convertible securities that are held by such person (but not those held by any other person) and that are exercisable within 60 days from April, 1 2006 have been exercised.

(2)

Applicable percentage ownership is based on 39,863,331 shares of Common Stock outstanding as of April 1, 2006.

(3)

The address of Oak Investment Partners XI, Limited Partnership is c/o Oak Management Corporation, One Gorham Island, Westport, CT 06880. The names of the parties who share power to vote and share power to dispose of the shares held by Oak Investment Partners XI, Limited Partnership are Fredric W. Harman, Bandel L. Carano, Ann H. Lamont, Edward F. Glassmeyer, Gerald R. Gallagher and David B. Walrod, all of whom are managing members of Oak Associates XI, LLC, the General Partner of Oak Investment Partners XI, Limited Partnership. Fredric W. Harman, Bandel L. Carano, Ann H. Lamont, Edward F. Glassmeyer, Gerald R. Gallagher and David B. Walrod disclaim beneficial ownership of the securities held by such partnership in which Fredric W. Harman, Bandel L. Carano, Ann H. Lamont, Edward F. Glassmeyer, Gerald R. Gallagher and David B. Walrod do not have a pecuniary interest.

(4)

Includes (i) 7,300,000 shares of common stock issuable on the conversion of the Company’s Series A Preferred Stock owned by Oak Investment Partners XI, Limited Partnership, (ii) 35,918 shares of common stock owned by Oak Investment Partners VIII, Limited Partnership and (iii) 696 shares owned by Oak VIII Affiliates Fund, Limited Partnership.

(5)

The address of Sevin Rosen Funds is 13455 Noel Road, Suite 1670, Dallas, TX 75240.

(6)

Includes purchases made by Sevin Rosen Bayless Management Company, Sevin Rosen Fund V L.P., Sevin Rosen Fund VI L.P., Sevin Rosen V Affiliates Fund and Sevin Rosen VI Affiliates Fund L.P., each of which is an affiliate of Sevin Rosen Funds.

(7)

The address of Integral Capital Management is 3000 Sand Hill Road, Building 3, Suite 240, Menlo Park, CA 94025.

(8)

Includes (i) 1,300,000 shares owned by Integral Capital Partners VI, LP and (ii) 800,000 shares owned by Integral Capital Partners VII, LP. Integral Capital Management VI, LLC is the general partner of Integral Capital Partners VI, LP and Integral Capital Management VII, LLC is the general partner of Integral Capital Partners VII, LP.

(9)

The address of Meritech Capital Partners is 285 Hamilton Avenue, Suite 200, Palo Alto, CA 94301.

(10)

The addresses of Messrs. Stonestrom and Aronstam is 777 Yamato Road, Suite 105, Boca Raton, FL 33431.

(11)

Includes (i) 455,500 shares of common stock issuable on exercise of stock options that are exercisable within 60 days from April 1, 2006, (ii) 42,000 restricted shares of common stock and (iii) 1,357 shares acquired under the Company’s 401(k) plan.

(12)

Includes (i) 409,833 shares of common stock issuable on exercise of stock options that are exercisable within 60 days from April 1, 2006, (ii) 17,750 restricted shares of common stock and (iii) 1,993 shares acquired under the Company’s 401(k) plan.

(13)

The addresses of Messrs. Paget, Smith-Petersen, and Brant is Cambridge House, Oxford Road, Uxbridge, Middlesex UB8 1UN, England.

(14)

Includes (i) 52,694 shares of common stock issuable on exercise of stock options that are exercisable within 60 days from April 1, 2006 and (ii) 20,750 restricted shares of common stock .

(15)

Includes (i) 392,332 shares of common stock issuable on exercise of stock options that are exercisable within 60 days from April 1, 2006 and (ii) 6,250 restricted shares of common stock.

(16)

Includes (i) 195,000 shares of common stock issuable on exercise of stock options that are exercisable within 60 days from April 1, 2006 and (ii) 8,750 restricted shares of common stock.

(17)

The address of Mr. Cash is 3000 Sand Hill Road #3-255, Menlo Park, CA 94025.

(18)

Includes (i) 1,570 shares held by Interwest Venture Management Company Profit Sharing Plan and (ii) 85,000 shares of common stock issuable on exercise of presently exercisable stock options.

(19)

The address of Mr. Desch is PMB 299, 17194 Preston Road, #102, Dallas, TX 75248.

(20)

Includes 247,500 shares of common stock issuable on exercise of stock options that are exercisable within 60 days from April 1, 2006.

(21)

The address of Mr. Flynn is 355 Kelly Plantation Drive, Destin, FL 32541.

(22)

Includes 70,000 shares of common stock issuable on exercise of stock options that are exercisable within 60 days from April 1, 2006.

(23)

The address of Mr. Heredia is Newton #54-4, Polanco, D.F, Mexico 11560.

(24)

Includes 43,125 shares of common stock issuable on exercise of stock options that are exercisable within 60 days from April 1, 2006.

(25)

The address of Mr. Huseby is 777 108th Avenue N.E., Suite 1895, Bellevue, WA 98004.

(26)

Includes 85,000 shares of common stock issuable on exercise of stock options that are exercisable within 60 days from April 1, 2006.

(27)

The address of Mr. Twyver is P.O. Box 2447, Friday Harbor, WA 98250.

(28)

Includes 115,000 shares of common stock issuable on exercise of stock options that are exercisable within 60 days from April 1, 2006.

(29)

The address of Mr. Curran is 3 Sandy Lake Road, Cherry Hills, CO 80110.

(30)

Includes 22,083 shares of common stock issuable on exercise of stock options that are exercisable within 60 days from April 1, 2006.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act 1934, as amended, requires the Company’s directors and executive officers, and persons who own more than ten percent (10%) of the Company’s outstanding Common Stock, to file with the Securities and Exchange Commission (the “SEC”) initial reports of ownership and report changes in ownership of Common Stock. Such persons are required by SEC regulations to furnish the Company with copies of all such reports they file.

To our knowledge, based solely on a review of the copies of reports furnished to us and written or oral representations that no other reports were required for such persons, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent (10%) beneficial owners have been complied with, except for five late Form 4 filings by Mr. Stonestrom, two late Form 4 filings by each of Mr. Desch and Mr. Smith-Petersen, one later Form 4 filing by each of Mr. Aronstam, Mr. Paget, Mr. Smith-Petersen and Mr. Brant and one late Form 3 filing by Mr. Curran.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth, for the fiscal years ended December 31, 2003, 2004, and 2005 the aggregate compensation awarded to, earned by or paid to the Company’s Chief Executive Officer and the Company’s four other most highly compensated executive officers who were serving at December 31, 2005 (collectively, the “Named Executive Officers”).

	Fiscal Year	Annual Compensation			Long Term Compensation Awards
Name and Principal Position		Salary	Bonus		Restricted Stock Awards(12)		Securities Underlying Options	All Other Compensation

Eric D. Stonestrom President & CEO	2005	$380,000	$234,695	(3)	$123,600	(13)	60,000	—
	2004	$330,000	$158,500	(4)	—		45,000	—
	2003	$300,000	$10,000		—		—	—

Peter Aronstam Senior Vice President & CFO	2005	$240,000	$123,523	(5)	$51,500	(14)	40,000	—
	2004	$220,000	$108,500	(6)	—		33,000	—
	2003	$200,000	$30,000		—		—	—

Jonathan Paget(1) Executive Vice President & COO	2005	$297,779	$153,266	(7)	$61,800	(15)	40,000	—
	2004	$306,449	$121,156	(8)	—		36,000	—
	2003	$296,333	$10,000		—		—	—

Henrik Smith-Petersen(1) President, Asia Pacific	2005	$231,768	$115,180	(9)	$20,600	(16)	75,000	—
	2004	$255,204	$70,688	(9)	—		30,000	—
	2003	$246,780	$90,661	(9)	—		—	—

David Brant(1) Vice President, Finance and Controller(2)	2005	$202,060	$104,400	(10)	$30,900	(17)	75,000	—
	2004	$208,511	$84,430	(11)	—		25,000	—
	2003	$201,628	$15,000		—		—	—

——————

(1)

Salary and bonus amounts for Messrs. Paget, Smith-Petersen, and Brant reflect a conversion rate from U.K. pounds to U.S. dollars of (Pounds)1:1.828 in 2003, (Pounds)1:1.1.8904 in 2004, and (Pounds)1:1.7167 in 2005, as applicable.

(2)

Effective January 16, 2006, Mr. Brant was appointed Senior Vice President and General Manager, Finland and, effective January 28, 2006, Mr. Arthur Levine was appointed as Vice President, Finance and Controller.

(3)

Includes $121,067 paid in April, 2006.

(4)

Includes (i) $10,000 paid in connection with the Proximity acquisition and (ii) $94,776 paid in February 2005.

(5)

Includes $63,719 paid in April, 2006.

(6)

Includes (i) $6,000 paid in connection with the Proximity acquisition, (ii) a $20,000 sales bonus and (iii) $53,575 paid in February 2005.

(7)

Includes $79,061 paid in April, 2006.

(8)

Includes (i) $6,238 paid in connection with the Proximity acquisition and (ii) $74,484 paid in February 2005.

(9)

Such bonuses relate to commissions earned on sales revenue.

(10)

Includes $53,646 paid in April, 2006.

(11)

Includes (i) $6,238 paid in connection with the Proximity acquisition and (ii) $50,680 paid in February 2005.

(12)

Based on the closing price of the Common Stock on the Nasdaq on the date of grant. All shares of restricted Common Stock granted to the Named Executive Officers in fiscal 2005 vest in accordance with the following schedule:  25% of such shares vest on each of July 28, 2006 and July 28, 2007 and 50% of such shares vest on January 28, 2009. To the extent the Company pays any dividends, dividends will be paid on the restricted shares of Common Stock.

(13)

As of December 31, 2005, Mr. Stonestrom held an aggregate of 30,000 restricted shares of Common Stock with a value of $170,700 based on the closing price of the Common Stock on the Nasdaq on December 31, 2005.

(14)

As of December 31, 2005, Mr. Aronstam held an aggregate of 12,500 restricted shares of Common Stock with a value of $71,125 based on the closing price of the Common Stock on the Nasdaq on December 31, 2005.

(15)

As of December 31, 2005, Mr. Paget held an aggregate of 15,000 restricted shares of Common Stock with a value of $85,350 based on the closing price of the Common Stock on the Nasdaq on December 31, 2005.

(16)

As of December 31, 2005, Mr. Smith-Petersen held an aggregate of 5,000 restricted shares of Common Stock with a value of $28,450 based on the closing price of the Common Stock on the Nasdaq on December 31, 2005.

(17)

As of December 31, 2005, Mr. Brant held an aggregate of 7,500 restricted shares of Common Stock with a value of $42,675 based on the closing price of the Common Stock on the Nasdaq on December 31, 2005.

Option Grants During 2005 Fiscal Year

The table below sets forth the following information with respect to options granted to the Named Executive Officers during the year ended December 31, 2005:

•

The number of shares of common stock underlying options granted during the year;

•

The percentage that such options represent of all options granted to employees during the year;

•

The exercise price of each option;

•

The expiration date of each option; and

•

The potential realizable value of each grant of options, assuming that the market price of the underlying security appreciates in value from the date of grant to the end of the option term at both a 5% and a 10% annualized rate.

Name	Number of Securities Underlying Options	Percent of Total Options Granted to Employees in Fiscal Year(1)	Exercise or Base Price ($/Share)	Expiration Date	Potential Realizable Value at Assumed Annual Rate of Stock Price Appreciation for Option Term
					5%	10%

Stonestrom, Eric	60,000	5.4	$4.12	01/28/15	$155,463	$393,973
Aronstam, Peter	40,000	3.6	$4.12	01/28/15	$103,642	$262,649
Paget, Jonathan	40,000	3.6	$4.12	01/28/15	$103,642	$262,649
Smith-Petersen, Henrik	50,000	4.5	$4.94	10/28/15	$155,337	$393,654
Smith-Petersen, Henrik	25,000	2.3	$4.12	01/28/15	$64,776	$164,155
Brant, David	50,000	4.5	$4.94	10/28/15	$155,337	$393,654
David Brant	25,000	2.3	$4.12	01/28/15	$64,776	$164,155

——————

(1)

A total of 1,108,500 options were granted to employees of the Company in the fiscal year ended December 31, 2005. Included in this number are 60,000 options that were granted to a director who is also an employee of the Company.

(2)

25% of the options vested on January 28, 2006 and an additional 1/48th of the options vest on each month thereafter.

Aggregated Options Exercises in Fiscal 2005 and Fiscal Year Ending Option Values

The following table provides information as to the number and value of all outstanding options exercised during fiscal year 2005 by the Named Executive Officers. The Company has not granted any stock appreciation rights.

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at Fiscal Year-End		Value of Unexercised In-the-Money Options at Fiscal Year End ($)
			(#) Exercisable	(#) Unexercisable	($) Exercisable	($) Unexercisable

Eric D. Stonestrom	197,000	$860,256	409,980	224,687	1,077,379	319,752
Peter Aronstam	0	$0	386,813	71,187	1,222,044	141,030
Jonathan Paget	60,000	$296,976	27,799	75,812	82,469	157,333
Henrik Smith-Petersen	26,000	$138,563	374,624	104,375	778,391	157,193
David Brant	0	$0	178,854	99,479	475,991	145,038

Employment Contracts

Effective January 12, 1998, the Company entered into an employment agreement with Mr. Stonestrom, the Company’s President and Chief Executive Officer. The employment agreement, as amended, does not specify a term of service and, as a matter of practice, Mr. Stonestrom’s salary has been adjusted from time to time by the Board of Directors. During the fiscal year ending December 31, 2005, Mr. Stonestrom’s base salary was $380,000 and he earned aggregate bonuses of $234,695. Under the terms of the employment agreement, Mr. Stonestrom is entitled to a twelve-month severance payment of base salary if his employment is terminated involuntarily.

Effective February 15, 2001, the Company entered into an employment agreement with Peter Aronstam, the Senior Vice President and Chief Financial Officer of the Company.  The employment agreement, as amended, does not specify a term of service and, as a matter of practice, Mr. Aronstam’s salary has been adjusted from time to time by the Board of Directors. During the fiscal year ending December 31, 2005, Mr. Aronstam’s base salary was $240,000 and he earned aggregate bonuses of $123,523. Mr. Aronstam is entitled to receive a severance payment in an amount equal to the greater of his current 12 month trailing salary plus sales bonus or $260,000.

Effective March 25, 1999, the Company entered into an employment agreement with Jonathan Paget, the Company’s Executive Vice President and Chief Operating Officer. The employment agreement does not specify a term of service. For the fiscal year ended December 31, 2005, Mr. Paget received a base salary of $297,779 and earned aggregate bonuses of $153,266. Under the terms of the agreement, Mr. Paget is entitled to receive nine months of severance in the event the Company terminates his employment without cause.

Effective January 22, 1998, the Company entered into an employment agreement with Henrik Smith-Petersen, the Company’s President of Asia Pacific. The employment agreement does not specify a term of service. For the fiscal year ended December 31, 2005, Mr. Smith-Petersen received a base salary of $231,768 and sales commissions in the amount of $115,180. Under the terms of the agreement, in the event the Company terminates Mr. Smith-Petersen’s employment without cause, Mr. Smith-Petersen is entitled to receive nine months of base salary plus certain commissions for sales recognized by the Company’s Asia business division.

Effective January 21, 1998, and amended as of February 15, 2001, the Company entered into an employment agreement with David Brant, who served as the Company’s Vice President of Finance and Controller until January 16, 2006, when he was appointed Senior Vice President and General Manager, Finland. The employment agreement does not specify a term of service. For the fiscal year ended December 31, 2005, Mr. Brant received a base salary of $202,060 and earned aggregate bonuses of $104,400. Under the terms of the agreement, in the event the Company terminates Mr. Brant’s employment without cause, Mr. Brant is entitled to a severance payment in the amount of nine months of his base salary at the time of termination.

Effective February 6, 2006, the Company entered into an amended employment agreement with Mr. Arthur Levine, whose appointment as Vice President of Finance and Controller of the Company was confirmed by the Board of Directors on January 27, 2006. Pursuant to the terms of the employment agreement, as amended, Mr. Levine’s base salary will be $150,000, subject to periodic review and adjustment, and he was granted options to purchase an additional 50,000 shares of the Company’s common stock. In the event the Company terminates Mr. Levine’s employment without cause or he resigns for good reason, Mr. Levine is entitled to a severance payment in the amount of nine months of his base salary at the time of termination and other compensation and benefits to which he would have been entitled during that period.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No interlocking relationship exists between the Company’s Board of Directors or Compensation Committee and the Board of Directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Company’s Compensation Committee is comprised of three independent directors, all of whom are “non-employee directors” (within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended). The Compensation Committee’s role is to review and approve practices and policies related to compensation primarily for executive officers, including the Chief Executive Officer and the Named Executive Officers. In connection with the determination of executive compensation for fiscal 2005, the Compensation Committee retained Frederick W. Cook & Co., Inc. as an independent consultant to assist the Committee in fulfilling its responsibilities.

Compensation Philosophy

The Compensation Committee’s philosophy is that executive compensation plans should be designed and administered to attract, motivate and retain highly qualified executives. Base salaries are maintained at competitive market levels and any incentives are linked closely to financial or operational performance. The Company maintains a pay-for-performance culture, where a significant portion of executive compensation is linked to performance. This emphasis on at-risk compensation supports the Company’s goal to control costs, which is critical to the Company’s continued success. It is also the Committee’s practice to provide a balanced mix of cash and equity-based compensation that the Committee believes appropriate to align the short- and long-term interests of the Company’s executives with that of the Company’s shareholders. The Company’s executive compensation program consists of the core elements described below.

Base Salaries

In determining executive base salaries, the Company identifies a reasonable range around the median salaries for comparable executive positions in a comparison group of companies. For fiscal 2005, the Compensation

Committee compared the Company’s senior management compensation levels with those of a group of twelve companies (the “Compensation Comparison Group”) generally considered to be comparable to the Company, most of which are included in the Nasdaq Telecommunications index.

Executive officer salaries are generally set within the median range based on individual performance and experience. Annual salary increases, if any, are determined based on a variety of factors including average increases in comparison companies, individual performance, competitiveness of the officer’s salary, the Company’s financial condition and operating results, and other variable components of compensation.

For fiscal 2005, the Chief Executive Officer and the Chief Financial Officer were awarded a 15.1% and 9.1% base salary increase, respectively. Other than the CEO and the CFO, there were no salary increases in 2005 for the Named Executive Officers.

Annual Incentives

Annual performance incentives are tied to the Company’s overall performance. For fiscal 2005, pursuant to the Company’s 2005 bonus plan, bonuses were payable to eligible participants (“Eligible Participants”) based on a formula that took into account the Company’s attainment of certain performance goals established by the Committee and the Eligible Participant’s position within the Company. The performance goals were based upon targets established for the Company’s revenue (the “Revenue Target”) and gross profit (the “Gross Profit Target”) in 2005 and the Company’s successful introduction of new products in its WiMAX product line during 2005 by certain target dates (the “Product Introduction Target”).

Eligible Participants included the President, the executive level team and any non-commissioned employees serving a Vice President, Senior Director or Director. All of the Named Executive Officers, other than one who is a commissioned employee, were Eligible Participants.

The Committee established that the bonus pool would be funded at 50% of target bonus if the Company achieved the Gross Profit Target, with an additional 30% of target bonus funded for achievement of the Revenue Target and 20% of target bonus funded for achievement of the Product Introduction Target. As a result, 100% of the target bonus would be funded upon achieving all three of the corporate performance objectives. Depending on the extent to which the Company exceeded, met or failed to meet the various performance goals, the bonus pool could be increased by up to 140% of the target bonus pool or be reduced to zero.

As a result of the Company’s relative achievement of the Gross Profit Target, Revenue Target and Product Introduction Target, the 2005 bonus pool was approximately $1.7 million, or 103% of the target bonus, which was allocated among the 43 participating Eligible Participants.

For 2005, bonus plan target bonuses for the Named Executive Officers were between 50% and 60% of the Named Executive Officer’s year-end annualized base salary. Because the 2005 bonus pool was funded at approximately 103% of the target bonus, actual bonuses under the 2005 bonus plan ranged between 21% and 62% of each Senior Executive Participant’s year-end annualized base salary.

Long-Term Incentive Awards

In 2005, long term-term incentive awards for each member of senior management consisted of a grant of stock options and a grant of restricted shares of Common Stock. In consultation with management, the Compensation Committee determines the value of the award to be granted to each recipient.

The Compensation Committee has determined that, in any calendar year, the Company shall not grant awards pursuant to any of its equity compensation plans which would entitle recipients of such awards to receive, upon the grant, vesting or exercise of the award, in the aggregate more than 3% of the total number of shares of Common Stock outstanding as of December 31 of the previous calendar year. In addition, the Company shall not grant awards of restricted stock and deferred stock, including restricted stock units, which, in the aggregate, would entitle the award holders to receive a number of shares of Common Stock greater than one-third of the aggregate number of shares of Common Stock issuable upon the grant, vesting or exercise of any awards made in the subject calendar year. The Company shall not issue any equity based compensation arrangement if the sum of the total number of (i) shares of Common Stock issuable upon the exercise of outstanding stock options, (ii) shares of restricted stock outstanding and (iii) shares issuable subject to deferred stock awards, including restricted units, exceeds 15% of the total number of shares of Common Stock outstanding.

Stock Options. Options granted in 2005 were granted pursuant to the Company’s Omnibus Equity Compensation Plan and vest over a four-year period, with 25% becoming exercisable on the first anniversary of the grant date (the “First Anniversary”) and 1/48 becoming exercisable in each month following the First Anniversary. All options granted in 2005 have a ten-year term. All options in 2005 were granted with an exercise price equal to the fair market value of the Company’s common stock on the date of grant.

Restricted Shares of Common Stock. Restricted shares of Common Stock granted in 2005 were granted pursuant to the Company’s Omnibus Equity Compensation Plan. All shares of restricted Common Stock granted to the Named Executive Officers in fiscal 2005 vest in accordance with the following schedule:  25% of such shares vest on each of July 28, 2006 and July 28, 2007 and 50% of such shares vest on January 28, 2009.

Chief Executive Officer Compensation

In determining Mr. Stonestrom’s overall annual compensation, the Compensation Committee considered Mr. Stonestrom’s performance as the Chief Executive Officer in 2005, taking into account the Company’s growth, spending by operators on telecommunications equipment, and the competitive environment. In addition, the Compensation Committee reviewed publicly disclosed salaries of Chief Executive Officers of the Compensation Comparison Group. The Compensation Committee believes that the aggregate compensation paid to Mr. Stonestrom as President and Chief Executive Officer for the fiscal year ending 2005 was reasonable compared to the compensation paid to other chief executive officers of public companies that compete in the same area of business as the Company.

Effective February 1, 2005, the Compensation Committee approved a 15.1% salary increase for Mr. Stonestrom from $330,000 to $380,000.

In fiscal 2005, the Compensation Committee awarded Mr. Stonestrom a $234,695 bonus payment pursuant to the 2005 bonus plan, representing approximately 103% of Mr. Stonestrom’s target bonus award.

In fiscal 2005, the Compensation Committee granted Mr. Stonestrom options to purchase 60,000 shares of the Common Stock and 30,000 restricted shares of Common Stock.

Corporate Tax Considerations

The Internal Revenue Code disallows corporate tax deductions for executive compensation in excess of $1 million for any of the CEO or the next four most highly-compensated officers of the Company. Internal Revenue Code Section 162(m) allows certain exemptions to the deduction cap, including pay programs that depend on formulas and, therefore, are “performance-based.”

The Compensation Committee considers the deductibility of compensation when reviewing and approving pay levels and pay programs; but reserves the right to award compensation that is not deductible under 162(m) if it’s determined to be the in best interests of the Company and its shareholders. At the present time, the Company is not at risk of losing a deduction under 162(m) because no individual covered by the law receives compensation in excess of $1 million.

The Compensation Committee

H. Berry Cash
Matthew J. Desch
Thomas S. Huseby

REPORT OF THE AUDIT COMMITTEE(1)

The Audit Committee is responsible for overseeing the Company’s financial reporting process on behalf of the Board of Directors. In this oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, including the system of internal controls, and of the independent auditors, who, in their report, express an opinion on the conformity of the Company’s annual financial statements to generally accepted accounting principles in the United States.

In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed with management and the independent auditors the Company’s audited financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended. In addition, the Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Audit Committee has substantively discussed with the independent auditors the auditors’ independence from the Company and its management. The Audit Committee has also considered the compatibilities of non-audit services with the auditors’ independence.

The Audit Committee discussed with the Company’s independent auditors the overall scope and plans for their audit. The Audit Committee met with the Company’s independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, for filing with the Securities and Exchange Commission. The Audit Committee and the Board have also recommended, subject to shareholder approval, the selection of Grant Thornton, LLP as the Company’s independent auditor for the year ending December 31, 2006.

The Audit Committee

Randall E. Curran
Michael T. Flynn
David A. Twyver

——————

(1)

The material in this Report of the Audit Committee shall not be deemed to be “soliciting material,” nor to be “filed” with the Securities and Exchange Commission nor subject to Regulation 14A or 14C. This report is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, as amended.

PERFORMANCE GRAPH

The following graph depicts the Company’s stock price performance from December 31, 2000 through December 31, 2005 relative to the performance of the NASDAQ Stock Market (U.S. Companies), and the NASDAQ Telecommunications Index (published by NASDAQ) for the same period. All indices shown in the graph have been reset to a base of 100 as of December 31, 2000, and assume an investment of $100 on that date and the reinvestment of dividends paid since that date.

	2000	2001	2002	2003	2004	2005

AIRSPAN NETWORKS	100.00	81.42	27.71	99.98	155.10	162.54
NASDAQ Composite – Total Returns	100.00	79.21	54.46	82.12	89.65	91.54
Nasdaq Telecommunications Stocks	100.00	76.44	58.90	75.27	84.02	80.53

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Loans to Related Parties

In connection with the purchase of 1.5 million shares of the Company’s common stock (the “Purchased Shares”), on April 27, 1999, Mr. Stonestrom incurred $130,000 of indebtedness to the Company. On July 16, 2004, Mr. Stonestrom repaid $43,333 of such indebtedness to the Company and, accordingly, the aggregate outstanding amount of such indebtedness as of the date of this report is $86,667. The indebtedness is evidenced by a promissory note which is payable upon the earlier of Mr. Stonestrom’s termination or bankruptcy or various events constituting a change in control of the Company or a majority of its assets. No interest is due under the notes unless Mr. Stonestrom enters into various insolvency related proceedings, which proceedings trigger an obligation to pay interest at the highest rate allowed by the State of Delaware. As security for the note, Mr. Stonestrom has granted the Company a first priority security lien in (i) the Purchased Shares, (ii) all securities of the Company subsequently acquired by Mr. Stonestrom, and (iii) all proceeds from the sale of the Purchased Shares.

CODE OF ETHICS

The Company maintains a code of conduct (the “Code”) that applies to its Directors, Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and Controller, as well as to all of the other employees of the Company. This Code, a copy of which is available on our web site at www.airspan.com, addresses, among other things: (i) honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; (ii) compliance with applicable governmental laws, rules, and regulations; (iii) the prompt internal reporting of violations of the Code to an appropriate person or persons identified in the Code; (iv) accountability for adherence to the Code; and (v) full, fair, accurate, timely and understandable disclosure in reports and documents that we file with or submit to the Commission and in other public communications we make. In the event we ever waive compliance by our Directors, our Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer or Controller with the Code, we will disclose the waiver on our website at the web address provided above. (The URL above is intended to be an inactive textual reference only. It is not intended to be an active hyperlink to our website. The information on our website, which might be accessible through a hyperlink resulting from this URL, is not and is not to be part of this report and is not incorporated herein by reference).

ANNUAL REPORT TO SHAREHOLDERS

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 accompanies this Notice of Annual Meeting and Proxy Statement. Additional copies of the Annual Report on Form 10-K may be obtained without charge by writing to:

Airspan Networks Inc
777 Yamato Road, Suite 105
Boca Raton, FL 33431
Attention: Chief Financial Officer.

INCORPORATION BY REFERENCE

Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate all or portions of the Company’s filings, including this Proxy Statement, with the SEC, in whole or in part, the Compensation Committee Report on Executive Compensation, the Report of the Audit Committee and the Performance Graph contained in this Proxy Statement shall not be deemed to be incorporated by reference into any such filing or deemed filed with the SEC under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

OTHER BUSINESS

2007 Shareholder Proposals

Shareholders interested in submitting a proposal to be considered for inclusion in the Company’s Proxy Statement and form of Proxy for the 2007 Annual Meeting of Shareholders may do so by following the procedures prescribed by Securities Exchange Act Rule 14a 8. To be eligible for inclusion, proposals must be submitted in writing and received by the Company at the address appearing at the principal executive offices of the Company on or before December 22, 2005.

A shareholder of the Company may wish to have a proposal presented at the 2007 Annual Meeting of Shareholders, but not to have the proposal included in the Company’s Proxy Statement and form of Proxy relating to that meeting.

Pursuant to the Company’s Amended and Restated Bylaws, no business may be brought before the annual meeting unless it is specified in the notice of meeting or is otherwise brought before the meeting at the direction of the Board of Directors or by a shareholder who otherwise has the right to submit the proposal and who has delivered written notice to the Company (containing certain information specified in the Amended and Restated Bylaws about the shareholder and the proposed action) within ten days after delivery of notice of the annual meeting. These requirements are separate from and in addition to the SEC requirements referenced above for inclusion of a shareholder proposal in the Company’s proxy statement.

Procedures for Nominating or Recommending for Nomination Candidates for Director

In order for a shareholder to nominate a candidate for director, under the Company’s Bylaws timely notice of the nomination must be received by the Company in advance of the meeting. Ordinarily, such notice must be received not less than 120 nor more than 150 days before the first anniversary of the date of the Company’s proxy statement in connection with the last Annual Meeting of Shareholders, i.e., between November 22, 2006 and December 22, 2006 for the 2007 Annual Meeting. The shareholder filing the notice of nomination must include:

•

As to the shareholder giving the notice:

•

the name and address of such shareholder, as they appear on the Company’s stock transfer books;

•

a representation that such shareholder is a shareholder of record and intends to appear in person or by proxy at such meeting to nominate the person or persons specified in the notice;

•

the class and number of shares of stock of the Company beneficially owned by such shareholder; and

•

a description of all arrangements or understandings between such shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such shareholder; and

•

As to each person whom the shareholder proposes to nominate for election as a director:

•

the name, age, business address and, if known, residence address of such person;

•

the principal occupation or employment of such person;

•

the class and number of shares of stock of the Company that are beneficially owned by such person;

•

any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors or is otherwise required by the rules and regulations of the Securities and Exchange Commission promulgated under the Exchange Act; and

•

the written consent of such person to be named in the proxy statement as a nominee and to serve as a director if elected.

In order for a shareholder to bring other business before a shareholder meeting, timely notice must be received by the Company within the time limits described above. Such notice must include:

•

the information described above with respect to the shareholder proposing such business;

•

a brief description of the business desired to be brought before the Annual Meeting of Shareholders, including the complete text of any resolutions to be presented at such meeting, and the reasons for conducting such business at the Annual Meeting of Shareholders; and

•

any material interest of such shareholder in such business.

These requirements are separate from and in addition to the requirements a shareholder must meet to have a proposal included in the Company’s proxy statement.

In each case the notice must be given by personal delivery or by United States certified mail, postage prepaid, to Peter Aronstam, the Secretary of the Company, whose address is 777 Yamato Road, Suite 105, Boca Raton, FL 33431. Any shareholder desiring a copy of the Company’s Bylaws will be furnished one without charge upon written request to the Secretary. A copy of the Company’s Bylaws is filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2003, and is available at the Securities and Exchange Commission Internet website at www.sec.gov.

Other Matters

Management is not aware of any matters to be presented for action at the Annual Meeting, except matters discussed in this Proxy Statement. If any other matters properly come before the meeting, it is intended that the shares represented by proxies will be voted in accordance with the judgment of the persons voting the proxies.

By Order of the Board of Directors

Peter Aronstam
April 21, 2006	Corporate Secretary

Airspan

777 YAMATO ROAD
SUITE #105
BOCA RATON, FL 33431

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Airspan Networks, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Airspan Networks Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

AIRSP1

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

AIRSPAN NETWORKS, INC.

PROPOSAL NO. 1

Nominees: (01) Matthew J. Desch (02) Eric D. Stonestrom (03) Randall E. Curran (04) Michael T. Flynn (05) Guillermo Heredia (06) Thomas S. Huseby (07) David A. Twyver

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee, mark "For All Except" and write the nominee's name on the line below.

____

The Board of Directors unanimously recommends a vote "FOR" Proposal 2.

PROPOSAL NO. 2

For	Against	Abstain
☐	☐	☐

IMPORTANT: Please mark, date and sign your name exactly as it appears on this proxy and return this proxy in the enclosed envelope. When signing as attorney, executor, administrator, trustee, guardian or officer of a corporation, please give your full title as such. For joint accounts, each joint owner should sign.

For address changes/comments, please check this box and write them on the back where indicated. ☐

Please indicate if you plan to attend this meeting. ☐ Yes ☐ No

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

PLEASE SIGN, DATE AND MAIL
THIS PROXY CARD BACK AS SOON AS POSSIBLE:

ANNUAL MEETING OF STOCKHOLDERS
AIRSPAN NETWORKS, INC.

May 24, 2006

Please Detach and Mail in the Envelope Provided

AIRSPAN NETWORKS, INC.

PROXY
for Annual Meeting to be held May 24, 2006

The undersigned appoints each of Eric Stonestrom and Matthew Desch, attorney and proxy, with full power of substitution, on behalf of the undersigned, and with all powers the undersigned would possess if personally present, to vote all shares of Common Stock of Airspan Networks, Inc. that the undersigned would be entitled to vote at the above Annual Meeting and any adjournment thereof.

The shares represented by this proxy will be voted as specified and, in the discretion of the proxies, on all other matters. If not otherwise specified, shares will be voted in accordance with the recommendations of the Directors.

PLEASE MARK, SIGN AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Address Changes/Comments: ______________________________

____

____

(If you noted any address changes/comments above, please mark corresponding box on other side.)